EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in Net cash provided by (used in) operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended July 31, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,566	$—	$—	$2,566
Finance revenues	—	65	(25)	40
Sales and revenues, net	2,566	65	(25)	2,606
Costs of products sold	2,096	—	—	2,096
Restructuring charges	1	—	—	1
Asset impairment charges	7	1	—	8
Selling, general and administrative expenses	221	23	—	244
Engineering and product development costs	72	—	—	72
Interest expense	60	22	—	82
Other income, net	(48)	(4)	(25)	(77)
Total costs and expenses	2,409	42	(25)	2,426
Equity in income of non-consolidated affiliates	—	—	—	—
Income before equity income from financial services operations and income taxes	157	23	—	180
Equity income from financial services operations	17	—	(17)	—
Income from continuing operations before income tax	174	23	(17)	180
Income tax benefit (expense)	3	(6)	—	(3)
Income from continuing operations	177	17	(17)	177
Income (loss) from discontinued operations, net of tax	—	—	—	—
Net income	177	17	(17)	177
Less: Net income attributable to non-controlling interests	7	—	—	7
Net income attributable to Navistar International Corporation	$170	$17	$(17)	$170

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$6,815	$—	$—	$6,815
Finance revenues	—	187	(69)	118
Sales and revenues, net	6,815	187	(69)	6,933
Costs of products sold	5,615	—	—	5,615
Restructuring charges	(1)	—	—	(1)
Asset impairment charges	10	1	—	11
Selling, general and administrative expenses	619	68	(1)	686
Engineering and product development costs	222	—	—	222
Interest expense	176	64	—	240
Other expense (income), net	39	(8)	(68)	(37)
Total costs and expenses	6,680	125	(69)	6,736
Equity in income of non-consolidated affiliates	—	—	—	—
Income before equity income from financial services operations and income taxes	135	62	—	197
Equity income from financial services operations	49	—	(49)	—
Income from continuing operations before income tax	184	62	(49)	197
Income tax expense	(12)	(13)	—	(25)
Income from continuing operations	172	49	(49)	172
Income (loss) from discontinued operations, net of tax	—	—	—	—
Net income	172	49	(49)	172
Less: Net income attributable to non-controlling interests	20	—	—	20
Net income attributable to Navistar International Corporation	$152	$49	$(49)	$152

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended July 31, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,178	$—	$—	$2,178
Finance revenues	—	62	(27)	35
Sales and revenues, net	2,178	62	(27)	2,213
Costs of products sold	1,803	—	—	1,803
Restructuring charges	(13)	—	—	(13)
Asset impairment charges	6	—	—	6
Selling, general and administrative expenses	215	19	(1)	233
Engineering and product development costs	61	—	—	61
Interest expense	67	24	—	91
Other expense (income), net	22	(4)	(26)	(8)
Total costs and expenses	2,161	39	(27)	2,173
Equity in income of non-consolidated affiliates	1	—	—	1
Income before equity income from financial services operations and income taxes	18	23	—	41
Equity income from financial services operations	14	—	(14)	—
Income from continuing operations before income taxes	32	23	(14)	41
Income tax benefit (expense)	9	(9)	—	—
Income from continuing operations	41	14	(14)	41
Income from discontinued operations, net of tax	1	—	—	1
Net income	42	14	(14)	42
Less: Net income attributable to non-controlling interests	5	—	—	5
Net income attributable to Navistar International Corporation	$37	$14	$(14)	$37

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$5,870	$—	$—	$5,870
Finance revenues	—	172	(70)	102
Sales and revenues, net	5,870	172	(70)	5,972
Costs of products sold	4,949	—	—	4,949
Restructuring charges	(4)	—	—	(4)
Asset impairment charges	13	—	—	13
Selling, general and administrative expenses	591	65	(2)	654
Engineering and product development costs	189	—	—	189
Interest expense	201	65	(4)	262
Other expense (income), net	66	(9)	(64)	(7)
Total costs and expenses	6,005	121	(70)	6,056
Equity in income of non-consolidated affiliates	6	—	—	6
Income (loss) before equity income from financial services operations and income taxes	(129)	51	—	(78)
Equity income from financial services operations	34	—	(34)	—
Income (loss) from continuing operations before income taxes	(95)	51	(34)	(78)
Income tax benefit (expense)	7	(17)	—	(10)
Income (loss) from continuing operations	(88)	34	(34)	(88)
Income from discontinued operations, net of tax	1	—	—	1
Net income (loss)	(87)	34	(34)	(87)
Less: Net income attributable to non-controlling interests	18	—	—	18
Net income (loss) attributable to Navistar International Corporation	$(105)	$34	$(34)	$(105)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of July 31, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$989	$33	$—	$1,022
Marketable securities	95	—	—	95
Restricted cash	28	172	—	200
Finance and other receivables, net	452	2,161	(264)	2,349
Inventories	1,391	9	—	1,400
Goodwill	38	—	—	38
Property and equipment, net	1,022	275	—	1,297
Investments in and advances to financial services operations	572	—	(572)	—
Investments in non-consolidated affiliates	53	—	—	53
Deferred taxes, net	127	3	—	130
Other assets	322	18	—	340
Total assets	$5,089	$2,671	$(836)	$6,924
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,755	$36	$(264)	$1,527
Debt	3,625	1,975	—	5,600
Postretirement benefits liabilities	2,435	—	—	2,435
Other liabilities	1,608	88	—	1,696
Total liabilities	9,423	2,099	(264)	11,258
Stockholders' equity attributable to non-controlling interest	5	—	—	5
Stockholders' equity (deficit) attributable to controlling interest	(4,339)	572	(572)	(4,339)
Total liabilities and stockholders' equity (deficit)	$5,089	$2,671	$(836)	$6,924

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$666	$40	$—	$706
Marketable securities	370	—	—	370
Restricted cash	24	110	—	134
Finance and other receivables, net	404	1,854	(69)	2,189
Inventories	850	7	—	857
Goodwill	38	—	—	38
Property and equipment, net	1,083	243	—	1,326
Investments in and advances to financial services operations	517	—	(517)	—
Investments in non-consolidated affiliates	56	—	—	56
Deferred taxes, net	125	4	—	129
Other assets	312	18	—	330
Total assets	$4,445	$2,276	$(586)	$6,135
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,330	$31	$(69)	$1,292
Debt	3,407	1,651	—	5,058
Postretirement benefits liabilities	2,556	—	—	2,556
Other liabilities	1,726	77	—	1,803
Total liabilities	9,019	1,759	(69)	10,709
Stockholders' equity attributable to non-controlling interest	4	—	—	4
Stockholders' equity (deficit) attributable to controlling interest	(4,578)	517	(517)	(4,578)
Total liabilities and stockholders' equity (deficit)	$4,445	$2,276	$(586)	$6,135

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2018
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income	$172	$49	$(49)	$172
Adjustments to reconcile net income to cash used in operating activities:
Depreciation and amortization	106	1	—	107
Depreciation of equipment leased to others	13	40	—	53
Amortization of debt issuance costs and discount	16	7	—	23
Deferred income taxes	(3)	—	—	(3)
Asset impairment charges	10	1	—	11
Equity in income of financial services affiliates	(49)	—	49	—
Dividends from non-consolidated affiliates	4	—	—	4
Change in intercompany receivables and payables	49	(49)	—	—
Other, net	(472)	(75)	—	(547)
Net cash used in operating activities	(154)	(26)	—	(180)
Cash flows from investing activities
Purchases of marketable securities	(214)	—	—	(214)
Sales of marketable securities	460	—	—	460
Maturities of marketable securities	29	—	—	29
Net change in restricted cash and cash equivalents	(4)	(62)	—	(66)
Capital expenditures	(78)	(1)	—	(79)
Purchase of equipment leased to others	(62)	(80)	—	(142)
Other investing activities	(2)	8	—	6
Net cash provided by (used in) investing activities	129	(135)	—	(6)
Net cash provided by financing activities	363	155	—	518
Effect of exchange rate changes on cash and cash equivalents	(15)	(1)	—	(16)
Increase (decrease) in cash and cash equivalents	323	(7)	—	316
Cash and cash equivalents at beginning of the period	666	40	—	706
Cash and cash equivalents at end of the period	$989	$33	$—	$1,022

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2017
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(87)	$34	$(34)	$(87)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	111	2	—	113
Depreciation of equipment leased to others	20	36	—	56
Amortization of debt issuance costs and discount	26	10	—	36
Deferred income taxes	(15)	(1)	—	(16)
Asset impairment charges	13	—	—	13
Gain on sales of investments and businesses, net	(5)	—	—	(5)
Equity in income of non-consolidated affiliates	(6)	—	—	(6)
Equity in income of financial services affiliates	(34)	—	34	—
Dividends from financial services operations	8	—	(8)	—
Dividends from non-consolidated affiliates	7	—	—	7
Change in intercompany receivables and payables	(16)	16	—	—
Other, net	(202)	(77)	—	(279)
Net cash provided by (used in) operating activities	(180)	20	(8)	(168)
Cash flows from investing activities
Purchases of marketable securities	(619)	—	—	(619)
Sales of marketable securities	586	—	—	586
Maturities of marketable securities	17	—	—	17
Net change in restricted cash and cash equivalents	2	(27)	—	(25)
Capital expenditures	(92)	(1)	—	(93)
Purchase of equipment leased to others	(61)	(35)	—	(96)
Other investing activities	24	12	—	36
Net cash used in investing activities	(143)	(51)	—	(194)
Net cash provided by financing activities	428	32	8	468
Effect of exchange rate changes on cash and cash equivalents	2	(1)	—	1
Increase in cash and cash equivalents	107	—	—	107
Cash and cash equivalents at beginning of the period	761	43	—	804
Cash and cash equivalents at end of the period	$868	$43	$—	$911